UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 23, 2007

UNIVERSAL HOSPITAL SERVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-20086	41-0760940
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

7700 France Avenue South, Suite 275
Edina, Minnesota 55435-5228
(Address of principal executive offices)
(Zip Code)

952-893-3200
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On February 23, 2007, Universal Hospital Services, Inc., a Delaware corporation (“UHS”), and Intellamed, Inc., a Texas corporation (“Intellamed”), entered into a definitive agreement (the “Agreement”) providing for the purchase by UHS of the assets of the ICMS division of Intellamed (the "Division") and the assumption by UHS of certain liabilities in connection therewith for a purchase price of $16,500,000 in cash, subject to certain adjustments, and earnout consideration as more particularly described herein. The Agreement provides for UHS to make advances of the purchase price to Intellamed before the closing of this acquisition subject to certain conditions. In connection with these advances, Intellamed and UHS have entered into a promissory note which provides for the payment by Intellamed of these advances to UHS subject to certain conditions. The Agreement provides for UHS to pay earnout consideration to Intellamed during the first and second 12 full consecutive month periods following the closing date.

In general, the Agreement contains customary representations and warranties, covenants and indemnification provisions by each of UHS and Intellamed. The Agreement also contains representations and warranties and pre-closing covenants relating to government contracts. In addition, Intellamed has agreed not to engage in any business that the Division conducts in any geographical area as of the closing date for five years after the closing. Certain executive officers of Intellamed also will enter into confidentiality/noncompetition agreements with UHS with terms of five years after the closing date. Finally, UHS and Intellamed will enter into a transition service agreement and a joint promotion agreement.

The Agreement was amended by a letter agreement entered into by UHS and Intellamed on February 27, 2007 (the "Letter").

This acquisition is expected to close during the second quarter of 2007, subject to obtaining third party consents as more particularly described in the Agreement and the satisfaction of customary closing conditions.

The foregoing descriptions of the Agreement and the Letter do not purport to be complete and are qualified in their entirety by reference to the Agreement and the Letter, which are filed as Exhibit 10.14 and Exhibit 10.15 hereto, respectively, and are incorporated herein by reference.

In connection with this acquisition, UHS entered into Amendment No. 1 to Credit Agreement dated as of February 13, 2007 with General Electric Capital Corporation, as agent for the lenders, and the lenders party thereto (the "Amendment"). The Amendment permits UHS to consummate this acquisition subject to certain conditions.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is filed as Exhibit 10.16 hereto, and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above also is intended to be disclosed under this Item 2.03 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit 10.14 - Asset Purchase Agreement dated as of February 23, 2007 by and between Universal Hospital Services, Inc. and Intellamed, Inc.

Exhibit 10.15 - Letter agreement dated February 27, 2007 between Universal Hospital Services, Inc. and Intellamed, Inc.

Exhibit 10.16 - Amendment No. 1 to Credit Agreement dated as of February 13, 2007 by and among Universal Hospital Services, Inc., General Electric Capital Corporation, as agent for the lenders, and the lenders party thereto.

Exhibit 99.1 - Press release dated February 26, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Universal Hospital Services, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 28, 2007	UNIVERSAL HOSPITAL SERVICES, INC.

By: /s/ Rex T. Clevenger
Rex T. Clevenger
Senior Vice President and
Chief Financial Officer

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